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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cimarex Energy Co.:

        We consent to the incorporation by reference in the registration statement (No. 333-100235) on Form S-8 of Cimarex Energy Co. of our report dated February 18, 2003, with respect to the consolidated balance sheets of Cimarex Energy Co. as of December 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and cash flows, for the year ended December 31, 2002 and the three months ended December 31, 2001, which report appears in the December 31, 2002, annual report on Form 10-K of Cimarex Energy Co.

KPMG LLP

Denver, Colorado
March 14, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT